ASSET PURCHASE AGREEMENT


                            Dated as of June 2, 2000



                                  By and Among

                      Pacific Logistics, L.P., as Buyer and

               P&O Cold Properties H, LLC, as Real Property Buyer,

                 Alford Refrigerated Warehouses, Inc., as Seller

                                       and

                LaPorte Properties, LLC, as Real Property Seller

                                       and

                   Castor Capital Corporation, as Shareholder



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


                                                 TABLE OF CONTENTS

1.       Agreement to Sell and Agreement to Purchase..............................................................1
         1.1.     Assets of Seller to be Conveyed.................................................................1
         1.2.     Excluded Assets.................................................................................2
         1.3.     Real Property Provisions........................................................................3
                  1.3.1.   Title Commitment.......................................................................3
                  1.3.2.   Survey.................................................................................3
                  1.3.3.   Owner's Title Policy...................................................................4
                  1.3.4.   Closing Deliveries.....................................................................4
                  1.3.5.   Cooperation with Respect to Like-Kind Exchange.........................................4
         1.4.     Further Assurances..............................................................................5

2.       Consideration to be Paid by Buyer........................................................................6
         2.1.     Purchase Price for Acquisition Assets...........................................................6
         2.2.     Warehoused Goods Inventory......................................................................6
         2.3.     Executory Liabilities Assumed by Buyer..........................................................6
         2.4.     Seller Liabilities Not Assumed by Buyer.........................................................6
         2.5.     Allocation of Purchase Price....................................................................8
         2.6.     Sales Taxes and Pro-Rations.....................................................................8
                  2.6.1.   Sales Taxes............................................................................8
                  2.6.2.   Personal Property and Real Property Taxes..............................................8
                  2.6.3.   Prepaid Items..........................................................................9

3.       Representations and Warranties of Seller, Real Property Seller and Shareholder
          ........................................................................................................9
         3.1.     Organization and Good Standing..................................................................9
         3.2.     Authorization of Agreement......................................................................9
         3.3.     Ownership of Acquisition Assets.................................................................9
         3.4.     Financial Condition............................................................................10
                  3.4.1.   Financial Statements..................................................................10
                  3.4.2.    Accounting Standards.................................................................10
                  3.4.3.   Absence of Certain Changes............................................................10
                  3.4.4.   Books and Records.....................................................................11
         3.4.5.   Solvency.......................................................................................11
         3.5.     Property of Seller.............................................................................12
                  3.5.1.   Real Property.........................................................................12
                  3.5.2.   Tangible Personal Property............................................................13
                  3.5.3.   Intangible Personal Property..........................................................13
         3.6.     Agreement Not in Breach of Other Instruments...................................................13
         3.7.     Labor and Employment Matters...................................................................13
         3.8.     Pension and Employee Benefit Plans.............................................................14
                  3.8.1.   ERISA Welfare Plans...................................................................14
                  3.8.2.   ERISA Pension Plans...................................................................14



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                  3.8.3.   Non-ERISA Plans.......................................................................15
                  3.8.4.   Delivery of Documents.................................................................15
         3.9.     Litigation and Compliance with Laws............................................................15
                  3.9.1.   Litigation Pending or Threatened......................................................15
                  3.9.2.   Violation of Law......................................................................15
                  3.9.3.   Environmental Matters.................................................................16
         3.10.    Contracts and Other Instruments................................................................19
         3.11.     Intentionally Deleted.........................................................................20
         3.12.    Warehoused Goods Inventory.....................................................................20
         3.13.    Compensation of and Indebtedness to and from Employees.........................................20
         3.14.    Powers of Attorney and Suretyships.............................................................21
         3.15.    Insurance......................................................................................21
         3.16.    Customers......................................................................................21
         3.17.    No Undisclosed Liabilities.....................................................................21
         3.18.    Disclosure.....................................................................................21
         3.19.    Brokerage......................................................................................22
         3.20.    Taxes..........................................................................................22

4.       Representations and Warranties of Shareholder...........................................................22
         4.1.     Organization and Good Standing.................................................................22
         4.2.     Power and Authority............................................................................23
         4.3.     Agreement Not in Breach of Other Instruments...................................................23
         4.4.     Disclosure.....................................................................................23

5.       Representations and Warranties of Buyer and Real Property Buyer.........................................23
         5.1.     Organization and Corporate Authority...........................................................23
         5.2.     Agreement Not in Breach of Other Instruments...................................................24
         5.3.     Regulatory Approvals...........................................................................24
         5.4.     Brokerage......................................................................................24

6.       Closing.................................................................................................24

7.       Certain Understandings and Agreements of the Parties....................................................24
         7.1.     Access.........................................................................................24
                  7.1.1.   General Diligence Investigation.......................................................24
                  7.1.2.   [Intentionally Deleted]...............................................................24
                  7.1.3.   Preservation of Records...............................................................24
         7.2.     Conduct of LaPorte Business....................................................................25
         7.3.     Preservation of Organization...................................................................25
         7.4.     Current Information............................................................................25
         7.5.     Contracts......................................................................................25
         7.6.     Insurance......................................................................................25
         7.7.     Waiver of Compliance with Bulk Sales Laws......................................................26
         7.8.     Condition to Transfer of Certain Contracts.....................................................26
         7.9.     Permits, Authorizations or Consents of Governmental Authorities................................26



                                                        ii


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         7.10.    Employees......................................................................................27
         7.11.    Covenant Not to Compete........................................................................27
         7.12.    COBRA..........................................................................................27
         7.13.    Escrow Agreement...............................................................................27
         7.14.    Public Announcements...........................................................................27
         7.15.    Exclusivity....................................................................................27
         7.16.    Confidentiality Agreement......................................................................27
         7.17.    Continuing Confidentiality Obligations.........................................................27
         7.18.    Consents.......................................................................................28
         7.19.    Delivery of Documents at Closing...............................................................28
                  7.19.1.  Secretary's Certificates..............................................................28
                  7.19.2.  Sales Tax Resale Certificate..........................................................28
                  7.19.3.  Use of Computer System................................................................28

8.       Conditions to Obligations of Real Property Seller, Seller and Shareholder...............................28
         8.1.     Correctness of Representations and Warranties..................................................28
         8.2.     Performance of Covenants and Agreements........................................................29
         8.3.     No Legal Bar...................................................................................29
         8.4.     Title Escrow Agreement.........................................................................29
         8.5.     License........................................................................................29

9.       Conditions to Obligations of Buyer and Real Property Buyer..............................................29
         9.1.     Correctness of Representations and Warranties..................................................29
         9.2.     Performance of Covenants and Agreements........................................................29
         9.3.     Opinion of Counsel for Real Property Seller and Seller.........................................30
         9.4.     No Legal Bar...................................................................................30
         9.5.     Material Adverse Effect........................................................................30
         9.6.      Covenant Not to Compete.......................................................................30
         9.7.     Third-Party Consents and Approvals.............................................................30
         9.8.     Transfer Documents.............................................................................30
         9.9.     Escrow Agreement...............................................................................30
         9.10.    Lien Releases..................................................................................30
         9.11.    Certificate of Non-Foreign Status..............................................................31
         9.12.    Permits, Authorizations of Governmental Authorities............................................31
         9.13.    Owner's Title Policy...........................................................................31
         9.14.    Title Escrow Agreement.........................................................................31
         9.15.    License........................................................................................31

10.      Indemnification.........................................................................................31
         10.1.     Indemnification Obligations of Real Property Seller, Seller and Shareholder
                   ..............................................................................................31
         10.2.    Indemnification Obligations of Buyer...........................................................32
         10.3.    Indemnification Limitations....................................................................32
                  10.3.1.  Time Limitations......................................................................32
                  10.3.2.  Indemnification Limits................................................................33



                                                        iii


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         10.4.    Claims.........................................................................................33
         10.5.    Defense by Indemnifying Party..................................................................33
         10.6.    Notice.........................................................................................34
         10.7.    Manner of Indemnification......................................................................34
         10.8.    NEGLIGENCE OF INDEMNIFIED PARTY................................................................34

11.      Termination of Agreement................................................................................34
         11.1.    Events of Termination..........................................................................34
                  11.1.1.  Misrepresentation by Real Property Seller, Seller or Shareholder......................35
                  11.1.2.  Misrepresentations by Buyer and Real Property Buyer...................................35
                  11.1.3.  Expiration of Time....................................................................35
         11.2.    Events of Termination..........................................................................35

12.      Miscellaneous Provisions................................................................................35
         12.1.    CONSTRUCTION...................................................................................35
         12.2.    Notices........................................................................................35
         12.3.    Assignment.....................................................................................36
         12.4.    No Third Party Beneficiaries...................................................................37
         12.5.    Amendments and Waivers.........................................................................37
         12.6.    Survival.......................................................................................37
         12.7.    Remedies.......................................................................................37
         12.8.    Binding Nature of Agreement....................................................................37
         12.9.    Expenses.......................................................................................37
         12.10.   Entire Agreement...............................................................................38
         12.11.   Severability...................................................................................38
         12.12.   Counterparts...................................................................................38
         12.13.   Section Headings...............................................................................38
         12.14.   Legal Fees and Expenses........................................................................38

13.      Arbitration.............................................................................................38
         13.1.    Agreement to Arbitrate.........................................................................38
         13.2.    Notice of Arbitration..........................................................................39
         13.3.    Selection of Arbitrator........................................................................39
         13.4.    Award Final....................................................................................39
         13.5.    Availability of Injunctive Relief..............................................................39

14.      Submission to Jurisdiction; Agent for Service...........................................................39




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


                                                                                                             Page
                                                                                                             ----
Exhibits
--------

         Exhibit A         Real Property
         Exhibit B         Form of General Warranty Deed
         Exhibit C         Title Escrow Agreement
         Exhibit D         Financial Statements
         Exhibit E         Covenant Not to Compete
         Exhibit F         Escrow Agreement
         Exhibit G         Real Property License
         Exhibit H         License Agreement
         Exhibit I         Certification of Non-Foreign Status

Schedules
---------

         Schedule 1.1.1    Fixed Assets
         Schedule 1.1.3    Assigned Contracts
         Schedule 1.1.6    Prepaid Items and Deposits
         Schedule 1.2.9    Other Excluded Assets
         Schedule 1.3.2    Survey Requirements

         Schedule 2.6      Purchase Price Allocation
         Schedule 3.1      States Where Qualified to Do LaPorte Business
         Schedule 3.3      Liens on Tangible Personal Property
         Schedule 3.4.3    Changes Since December 31, 1999
         Schedule 3.7      Employee Plans and Agreements
         Schedule 3.8.1    ERISA Welfare Plans
         Schedule 3.8.2    ERISA Pension Plans
         Schedule 3.8.3    Non-ERISA Plans
         Schedule 3.9.1    Litigation
         Schedule 3.9.2    Licenses, Permits and Authorizations
         Schedule 3.9.3    Environmental Matters
         Schedule 3.10.1   Consents
         Schedule 3.10.2   Contracts
         Schedule 3.10.3   Outstanding Bids and Disputes
         Schedule 3.13.1   Officers and Directors
         Schedule 3.13.2   Debt to Insiders
         Schedule 3.14     Powers of Attorney
         Schedule 3.15     Insurance
         Schedule 3.16     Customers
         Schedule 3.17     No Undisclosed Liabilities
         Schedule 3.19     Brokers
         Schedule 3.20     Taxes
         Schedule 4.3      Required Shareholder Consents


                                                         v


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                             Index of Defined Terms

Term                                               Section
----                                               -------
AAA Rules                                          13.1
AAA                                                13.1
Accounts Receivable                                1.1.6
Acquisition Assets                                 1.1
Agreement                                          Preamble
Annual Financial Statements                        3.4.1
Arbitrator                                         13.1
Arbitration Rules                                  13.1
Assigned Contracts                                 1.1.7
Assumed Liabilities                                2.4
buyer indemnified parties                          10.1
Buyer                                              Preamble
Closing                                            6
Closing Date                                       6
Closing Inventory                                  2.3.1
Closing Statement                                  2.2.1
COBRA                                              7.13
Code                                               3.8.2
Covenant Not to Compete                            7.11
Employee Benefit Plans                             3.8.3
Environmental Damages                              3.9.3(e)(ii)
Environmental Requirements                         3.9-3,(e)(iii)
ERISA                                              3.8.1
ERISA Pension Plan                                 3.8.2
ERISA Welfare Plans                                3.8.1
Escrow Account                                     2.1.2
Escrow Agent                                       2.1.2
Escrow Agreement                                   7.14
Escrow Amount                                      2.1.1
Estoppel Certificate                               7.21
Excluded Assets                                    1.2
Financial Statements                               3.4.1
Fixed Assets                                       1.1.3
Governmental Authorities                           3.6
Hazardous Materials                                3.9.3(e)(i)
Indemnification Threshold                          10.3.2
Indemnified party                                  10.4
Indemnifying party                                 10.4
Initial Payment                                    2.2


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Intellectual Property                              1.1.8
Interim Financial Statements                       3.4.1
Inventory                                          1.1.4
Inventory                                          .1.1.4
LaPorte Business                                   Recitals
Leases                                             3.5.1
Liens                                              3.3
Losses                                             10.1
Material Adverse Effect                            3.4.3
Missing Items Amount                               2.3.1
Missing Items Statement                            2.3.1
Missing Items-                                     2.3.1
Mortgage -                                         2.1.2
Non-ERISA Plans                                    3.8.3
Note Assumption Amount                             2.1.2
Property                                           3.9.3(e)(iv)
Purchase Price                                     2.1
Real Property                                      3.5.1
Rolling Stock                                      1.1.2
Seller                                             Preamble
Seller indemnified parties                         10.2
Shareholder                                        Preamble
Solvent                                            3.4.5
TGAA                                               13.1
Taxes                                              3.19
Tax Returns                                        3.19.

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of June, 2000, but effective as of the close of business on May 3 1, 2000, by and among Pacific Logistics, L.P., a Texas limited partnership ("Buyer"), P&O Cold Properties H, LLC, a Delaware limited liability company ("Real Property Buyer"), Alford Refrigerated Warehouses, a Texas corporation ("Seller"), LaPorte Properties, LLC, a Texas limited liability company (the "Real Property Seller") and Castor Capital Corporation, an Ontario corporation, the majority shareholder of Seller (the "Shareholder").

                                    RECITALS

         1. Seller is engaged in the business of operating public refrigerated warehouses, including among other locations, a public refrigerated warehouse in LaPorte, Texas (the "LaPorte Business").

         2. Seller desires to sell the LaPorte Business to Buyer, and Buyer desires to acquire the LaPorte Business and the assets associated therewith on the terms and conditions hereinafter set forth.

         3. Real Property Seller is the owner of the Real Property (as hereinafter defined), and desires to sell, and Real Property Buyer desires to buy, the Real Property.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1.       Agreement to Sell and Agreement to Purchase.

                  1.1. Assets of Seller to be Conveyed. On the Closing Date (as hereinafter defined) Seller and the Real Property Seller, with respect to the Real Property, shall convey, transfer, assign, grant, sell and deliver, free and clear of any and all Liens (as hereinafter defined), other than the Permitted Exceptions (as hereinafter defined) to Buyer and, with respect to the Real Property, Real Property Buyer, and Buyer and, with respect to the Real Property, Real Property Buyer, shall acquire, accept and purchase, free and clear of any and all Liens, other than the Permitted Exceptions, the Real Property and all of the assets, properties and rights of Seller of every kind, character and description, whether tangible or intangible, relating to or used in the LaPorte Business, including, without limitation, those assets described in Sections
1.1.1 - 1.1.9 of this  Section  1.1, but  excluding  those  assets  described in
Section 1.2 (hereinafter collectively referred to as the "Acquisition Assets"):

                           1.1.1.   All of Seller's machinery, equipment, tools,
furniture and fixtures (collectively, the "Fixed Assets") used in or relating to the LaPorte Business, including but not limited to the Fixed Assets listed in
Schedule 1.1.1 attached hereto;

                           1.1.2.   All office supplies, drums, containers, tote
bins and other packaging material, spare parts, safety equipment, maintenance supplies and other similar items of Seller used in the LaPorte Business which exist on the Closing Date, whether or not reflected in Seller's books and records;

                           1.1.3. Subject to Section 7.8 hereof, all of Seller's
right, title and interest in and to each real property lease, equipment or other lease, license, contract, agreement, purchase or sales order, indenture or commitment, written or oral, with respect to the LaPorte Business, (i) to which Seller is a party on the Closing Date or by which any of the Acquisition Assets is then bound and (ii) which is listed on Schedule 1.1.3 (collectively, the "Assigned Contracts");

                           1.1.4.  Customer lists  and records, sales brochures,
books, records and accounts, correspondence, production records, employment records and any confidential information relating to or arising out of the LaPorte Business;

                           1.1.5.  All rights of Seller under express or implied
warranties from the suppliers to the LaPorte Business with respect to the Acquisition Assets;

                           1.1.6.  All prepaid  items  and  deposits  of  Seller
relating to the LaPorte Business set forth in Schedule 1.1.6 (which shall be delivered at Closing and shall be reasonably acceptable to Buyer);

                           1.1.7.  The licenses, permits,  certificates of occu-
pancy or use and other governmental approvals relating to the Acquisition Assets or the operation of the LaPorte Business to the extent assignable to the Buyer;

                           1.1.8.   The real property  located in LaPorte, Texas
and more particularly described on Exhibit A attached hereto (the "Real Property"); and


                           1.1.9.   All  goodwill  associated  with  the LaPorte
Business.

                  1.2. Excluded Assets. Notwithstanding Section 1.1 hereof, Seller is not selling, and Buyer is not purchasing, pursuant to this Agreement, any of the following (the "Excluded Assets"), all of which shall be retained by
Seller:

                           1.2.1.   Seller's  income  tax returns and any income
tax refunds in respect thereof;

                           1.2.2.   Cash, cash equivalents and bank accounts of
Seller;

                           1.2.3.   All insurance policies of Seller;

                           1.2.4.   All employee benefit plans, employment
contracts, collective bargaining agreements and the assets of such employee benefit plans;

                           1.2.5.   Seller's corporate minute books and stock
records;

                           1.2.6.   Any and all Contracts (as hereinafter
defined), other than the Assigned Contracts;

                           1.2.7.   All prepaid items and deposits of Seller not
listed on Schedule 1.1.6,

                           1.2.8.   All assets of Seller not used in the LaPorte
Business;

                           1.2.9.   Seller's accounts receivable; and

                           1.2.10. Items listed on Schedule 1.2.10.

                  1.3.     Real Property Provisions.

                           1.3.1.   Title Commitment. On or before ten (10) days
after the date hereof, Real Property Seller, at Real Property Seller's sole cost and expense, shall deliver to Real Property Buyer a Commitment for Title Insurance or a Commitment to Insure (the "Commitment") dated not earlier than the date of this Agreement, issued by Republic Title (the "Title Company"), showing Real Property Seller's title to the Real Property to be good and indefeasible, together with true, correct and legible copies of all items and documents referred to therein. Real Property Buyer shall have ten (10) days after receipt of said items (and the Survey hereinafter referred to) to examine the condition of title and approve or disapprove the same. Those items listed in the Commitment and not disapproved of by Real Property Buyer shall be referred to as the "Permitted Exceptions." In the event that Real Property Buyer disapproves of all or any item referred to in the Commitment, Real Property Seller shall have a period of ten (10) days within which it shall use its commercially reasonable efforts (including an obligation to spend up to $150,000.00 in such efforts to cure objections which can be cured by a liquidated sum of money) to cure or remove such exceptions. In the event Real Property Seller fails to cure all of such items within such ten (10) day cure period, or in the event that Real Property Seller notifies Real Property Buyer (the "Cure Notice") of which items Real Property Seller will cure (the "Cure Items") and which items Real Property Seller will not be able to cure, Real Property Buyer shall have the right, exercisable within five (5) days after the earlier of (i) the expiration of said ten (10) day cure period or (ii) receipt of Real Property Seller's Cure Notice indicating that Real Property Seller will not cure all of Buyer's objections, to terminate this Agreement, whereupon Real Property Buyer shall be entitled to a claim under Section 11.2 hereunder. If Real Property Buyer shall not so terminate, Real Property Seller shall cure all Cure Items and shall deliver the title in its existing condition with the Cure Items having been cured and Real Property Buyer shall, by acceptance of such title, waive any objections to such title which have not been cured except as to any uncured Cure Item and warranties contained in the documents of conveyance.

                           1.3.2.   Survey. Contemporaneously with the execution
and delivery of this Agreement, Real Property Seller shall furnish at its expense to Real Property Buyer a new as-built survey (the "Survey") of the Real Property, prepared by a duly licensed land surveyor in the State of Texas, sufficient to enable the Title Company to delete the survey exception from the Owner's

Title Policy. In addition, the surveyor's certificate shall be substantially similar to Schedule 1.3.2 attached hereto.

                           1.3.3.   Owner's Title Policy.  Real Property  Seller
shall famish Real Property Buyer with an Owner's Policy of Title Insurance (the "Owner's Title Policy") at Closing, in the amount of $8,560,000 (the "Real
Property Purchase Price"), wherein the Title Company shall insure that fee simple title to the Real Property is vested in Real Property Buyer, containing no exception to such title other than the Permitted Exceptions (hereinafter defined) and the standard printed exceptions (provided that the area and boundaries exceptions shall, at Real Property Buyer's election and sole cost and expense, be amended to except only to "Shortages in Area," the exception for restrictive covenants shall be endorsed "Deleted" or shall list only those restrictive covenants as may be Permitted Exceptions, and the exception for standby fees, taxes and assessments shall be limited to standby fees, taxes and assessments for the year in which Closing occurs and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership), any exception for parties in possession of the Real Property shall be limited to rights of tenants in possession; as tenants only, pursuant to unrecorded written leases, and there shall be no exception for visible and apparent easements, roads and highways or any other matters which would be disclosed by a current survey of the Real Property. Real Property Seller shall pay the cost of the Owner's Title Policy, excluding any premium for amendment of the survey exception.

                           1.3.4.   Closing Deliveries.  At the  Closing  or  at
such time as is provided in Section 1.3.6 hereof, Real Property Seller shall cause to be delivered to Real Property Buyer the items specified herein and the following documents and instruments duly executed and acknowledged, in recordable form:

                           (a)      A general warranty  deed with  vendor's lien
reserved for any lender making a loan to Real Property Buyer to enable the acquisition of the Real Property (the "Deed") dated as of the Closing Date, in the form of Exhibit B attached hereto and made a part hereof by reference for all purposes, in favor of Real Property Buyer or its permitted assignee;

                           (b)      All keys to  all locks on  the Real Property
and all documents in the possession of the Real Property Seller or Seller pertaining to the Real Property; and

                           (c)      To the extent not previously delivered to
Real Property Buyer, current tax statements, if available.

                           1.3.5.   Cooperation with Respect to Like-Kind
Exchange. Seller and Real Property Seller agree that Real Property Buyer may, at its election prior to the Closing Date, direct that all or a portion of the Real Property Purchase Price be paid by a "qualified intermediary" (as defined in Treasury Regulation Section 1.1031(k)-(g)(4)) as to enable Real Property Buyer's purchase of the Real Property to qualify as part of a like-kind exchange of property covered by Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). If Real Property Buyer so elects, Seller and Real Property Seller shall use reasonable efforts to cooperate with Real Property Buyer (but without being required to incur any out-of- pocket costs in the course thereof) in connection with Real Property Buyer's efforts to effect such like-kind exchange, which cooperation shall include taking such actions as Real Property Buyer reasonably requests, but at no cost to Seller or Real Property Seller, in order to enable Real Property Buyer to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the Code
(including any actions required to facilitate the use of a "qualified intermediary"), and Seller and Real Property Seller agree that Real Property Buyer may assign all or part of its rights and delegate all or part of its obligations under this Agreement to a person acting as a qualified intermediary, but only to the extent necessary, to qualify the transfer of the Real Property as part of a like-kind exchange of property covered by Section 1031 of the Code; provided that no assignment or delegation shall relieve Real Property Buyer of its obligations under this Agreement. Seller, Real Property Seller and Real Property Buyer agree in good faith to use reasonable efforts to 'Coordinate the transactions contemplated by this Agreement with any other transactions engaged in by the Real Property Buyer with respect to such Re-kind exchange.

                           1.3.6.   Delayed Transfer of Real Property.  In the
event the holder of the Note and Mortgage (as hereinafter defined) has not consented to the assignment of the Note and Mortgage to Real Property Buyer or its designee, at Closing, Buyer shall pay the Purchase Price less the Note Assumption Amount as set forth in Section 2.1. The Deed shall be executed but undated and shall be placed in escrow with the Title Agent in accordance with a Title Escrow Agreement substantially in the form attached hereto as Exhibit C (the "Title Escrow Agreement"). On the earlier of the holder of the Mortgage approving assignment of the Mortgage to Real Property Buyer, receipt by the Title Agent of written instructions from Real Property Buyer following the rejection by the holder of the Mortgage for an application for assumption, or the sixtieth (60th) day after the Closing, the Title Company shall cause the Deed to be recorded in the appropriate county deed records in the State of Texas. Unless Buyer or Real Property Buyer are in material default of their obligations under Section 2 of the License Agreement (as hereinafter defined), Seller, Real Property Seller and Shareholder shall be jointly and severally liable for any Losses (as hereinafter defined) incurred by any buyer indemnified parties (as hereinafter defined) as a result of the transactions contemplated hereunder, including without limitation, such recording of the Deed, being a default under the Mortgage. In the event any such default under the Mortgage results in the Note Assumption Amount being accelerated, Real Property Buyer or its assignee shall pay to the holder of the Mortgage, on behalf of Real Property Seller, the Note Assumption Amount. In the event the Mortgage is in default as a result of the material default of Buyer and Real Property Buyer of their obligations under Section 2 of the License Agreement, in addition to the Note Assumption Amount, Buyer and Real Property Buyer shall be responsible and liable for any other amounts due as a result of acceleration of the Mortgage.

                  1.4. Further Assurances. From time to time after the Closing (as hereinafter defined), (a) Seller and Real Property Seller shall execute and deliver to Buyer and Real Property Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer and Real Property Buyer in order to vest in Buyer and Real Property Buyer all right, title and interest of Seller and Real Property Seller in and to the Acquisition Assets, and otherwise in order to carry out the purpose and intent of this Agreement; and (b) Seller, the Real Property Seller, Buyer and Real Property Buyer will cooperate in order to ensure an orderly transition of benefit and other administrative matters.

         2.       Consideration to be Paid by Buyer.

                  2.1. Purchase Price for Acquisition Assets. The aggregate purchase price (the "Purchase Price") to be paid to Seller and Real Property Seller for the Acquisition Assets shall be $9,295,000.00; provided, however that the Purchase Price shall be subject to adjustment under Section 2.2 after the Closing and shall be paid as follows:

                           2.1.1. Buyer shall pay $250,000 (the "Escrow Amount")
by wire transfer at the Closing to an account (the "Escrow Account") designated in writing by Chase Bank of Texas, National Association (the "Escrow Agent").

                           2.1.2.  In accordance with and subject to Section
1.3.6 hereof, Buyer or Real Property Buyer shall assume the obligation secured by the Mortgage, Deed of Trust and Security Agreement, dated as of February 6, 1998 (the "Mortgage'), made by Real Property Seller originally in favor of Amresco Capital, L.P., a Delaware limited partnership, in the principal amount of $5,264,358.78, which shall be deemed to be a payment of $5,264,358.78 of the Real Property Purchase Price (the "Note Assumption Amount").

                           2.1.3.  Buyer or Real Property Buyer shall pay the
Real Property Purchase Price to Real Property Seller in cash by wire transfer to an account designated in writing by Real Property Seller.

                           2.1.4.  Buyer shall pay the Purchase Price less (i)
the Real Property Purchase Price, (ii) the Note Assumption Amount; and (iii) the Escrow Amount to Seller, in cash by wire transfer to an account designated in writing by Seller.

                  2.2. Warehoused Goods Inventory. At Closing, Seller shall deliver to Buyer a listing of all Warehoused Goods as of the Closing Date.

                  2.3. Executory Liabilities Assumed by Buyer. As further consideration for consummation of the transactions contemplated hereby, subject to Section 2.4 hereof, at the Closing Buyer shall assume and agree to thereafter pay and discharge and indemnify Seller and hold Seller harmless with respect to the executory liabilities and obligations of Seller to be performed on and after the Closing Date under each Assigned Contract in effect on the Closing Date and conveyed pursuant to Section 1.1.3 (the "Assumed Liabilities").

                  2.4. Seller Liabilities Not Assumed by Buyer. Except for the Assumed Liabilities. Buyer shall not assume or be deemed by anything contained in this Agreement to have assumed, and Seller hereby agrees to fully pay and perform in a prompt and timely manner and to indemnify Buyer and hold Buyer harmless with respect to (collectively, the "Excluded Liabilities"):

                           2.4.1.   Any liability of Seller to any person or
entity the existence of which constitutes a breach of any covenant, agreement, representation or warranty of Seller contained in this Agreement;

                           2.4.2.   Any indebtedness of Seller, including any
principal, interest, penalty, charge or other amount owing in respect of any such indebtedness;

                           2.4.3. Any liability of Seller for any United States,
state, local or foreign income, franchise or payroll taxes, state or local sales, use or property taxes or other taxes of any kind or description;

                           2.4.4.  Any accrued, contingent or other liability or
obligation to or with respect to any current or former employee relating in whole or in part to service prior to the Closing; any accrued, contingent or other liability or obligation under any plan, contract, policy or agreement of the type described in Sections 3.7.1 or Section 3.8 with respect to any of Seller's employees, past or present; any liability under any plan, program, law, regulation or insurance policy relating to workers' compensation claims arising or which may arise as a result of occurrences prior to the Closing Date; and any severance payments or other payments due any employees or officers of the Seller as a result of transactions contemplated by this Agreement;

                           2.4.5.   Any liability or obligation (contingent or
otherwise) of Seller arising out of any threatened or pending litigation, charge, arbitration or grievance, whether or not set forth in Schedule 3.9.1, or arising out of any claim (including a workers' compensation claim) or dispute under any Contract presently or heretofore in effect, whether or not set forth in Schedule 3.10.3, or arising out of any violation of law, rule or regulation, or any other event, occurrence, condition, act or omission which was incurred, took place or in effect, in whole or in part, prior to Closing;

                           2.4.6.   Any liabilities or obligations arising from
products sold, services provided, or equipment, including Rental Equipment, leased, rented or sold by Seller prior to the Closing Date, including without limitation all liabilities and obligations for property damage, personal injury or death, whether arising under products liability laws, tort laws, contract or warranty or otherwise, whether relating to design, manufacture, inspection, testing, packaging, warnings or instructions, transportation or otherwise, and whether arising as a result of negligence, strict liability, breach of express or implied warranties, failure to warn, misrepresentation, negligence per se, res ipsa loquitor, gross negligence, conspiracy, fraud, intentional infliction of emotional distress, loss of consortium, wrongful death, punitive or exemplary damages, survival damages, prejudgment interest or otherwise;

                           2.4.7.   Any liabilities or obligations, whether
arising before or after the Closing, arising under warranties relating to products invoiced by the Seller prior to the Closing and all additional obligations and commitments to replace, repair or exchange, or provide replacements, refunds or credits, or provide service, product support or other goods and services, with respect to any products previously shipped by the LaPorte Business to any customer, whether arising by law, contract, warranty, industry custom, course of dealing or otherwise;

                           2.4.8. Any liabilities or obligations of Seller under
any Contract  which are  required to be paid or  performed  prior to the Closing
Date;

                           2.4.9.   Any liabilities or obligations for any
accounts payable of Seller or trade payables incurred by the Seller, whether or not listed on the Financial Statements (as hereinafter defined) or any other financial statements of Seller, and whether or not incurred on, prior to or after the Closing Date;

                           2.4.10.  Any negative cash balances, bank overdrafts
(including uncleared checks as of the date of Closing), held checks or similar liabilities of Seller;

                           2.4.11.  Any liabilities for contribution obligations
to any Employee Benefit Plans (as hereinafter defined) or multiernployer pension plans; and

                           2.4.12.  Any liabilities or obligations of Seller or
Real Property Seller of any nature whatsoever, whether due or to become due, whether absolute, accrued, contingent or otherwise and whether or not known by Seller or Real Property Seller on the Closing Date, unless specifically assumed by Buyer under Section 2.4.

                  2.5. Allocation of Purchase Price. The Purchase Price shall be allocated by Buyer and Real Property Buyer among the Acquisition Assets, and such allocation shall be delivered to Seller within 45 days after Closing. Except as provided in Treasury Regulation 1103 1 (d)- I T, Buyer and Real Property Buyer shall complete and deliver to Seller a Form 8594 with respect to such allocation prior to the date Seller is required to file a federal income tax return containing such form. Buyer, Real Property Buyer, Seller and Real Property Seller shall separately file such Form 8594 with their respective federal income tax returns for the tax year in which the Closing Date occurs in accordance with such allocation, and none of Buyer, Real Property Buyer, Seller or Real Property Seller shall take a position on any income, transfer or gains tax return, or before any governmental agency charged with the collection of any such tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without written consent of the other in each instance.

                  2.6.     Sales Taxes and Pro-Rations.


                           2.6.1.   Sales Taxes. Seller shall be responsible for
preparing and filing any sales tax returns and paying any sales, transfer or similar tax arising as a result of the transactions contemplated by this Agreement. The provisions of this Section 2.6.1 shall in no way modify the obligation of Seller to collect and remit all sales and similar taxes relating to operation of the LaPorte Business prior to Closing.

                           2.6.2.   Personal Property and Real Property Taxes.
At Closing, (i) 2000 personal property taxes upon the Acquisition Assets shall be pro-rated between Real Property Buyer and Real Property Seller, and (ii) 2000 real property taxes for the Real Property shall be pro-rated between Real Property Buyer and Real Property Seller. For such taxes, amounts due for periods prior to the Closing shall be for the account of Real Property Seller and Seller, and amounts due for periods on and after Closing shall be for the account of Real Property Buyer and Buyer. To the extent any pro-ration is made using an estimated tax amount, the pro-ration shall be adjusted, if necessary, promptly after the actual tax amount is known. .

                           2.6.3.   Prepaid Items.  At Closing, Buyer shall
reimburse Seller for the prepaid items fisted on Schedule 1.1.6, to the extent Buyer can take an assignment of such items. In the event such an assignment is not possible, Seller shall be responsible for obtaining a refund of such items, and Buyer shall bear no responsibility or liability in respect thereof.

         3. Representations and Warranties of Seller, Real Property Seller and Shareholder. Seller, Real Property Seller and Shareholder jointly and severally represent and warrant to Buyer and Real Property Buyer as follows:

                  3.1. Organization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of the State of Texas, with full power to carry on its business as it is now and has since its organization been conducted and to own, lease or operate the Acquisition Assets which are owned, leased or operated by it. Except as set forth in Schedule 3.1, there is no other jurisdiction in which the nature or conduct of the LaPorte Business or the character of Seller's properties related to the LaPorte Business makes qualification to do business by Seller in such jurisdiction necessary. Real Property Seller is a duly organized, validly existing limited liability company in good standing under the laws of the State of Texas, with full power to carry on its business as it is now and has since its organization been conducted and to own, lease or operate the assets which are owned, leased or operated by it. Except asset forth in Schedule 3.1, there is no other jurisdiction in which the nature or conduct of the Real Property Seller's business or the character of the Real Property Seller's properties makes qualification to do business by Real Property Seller in such jurisdiction necessary.

                  3.2. Authorization of Agreement. Each of Seller and Real Property Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by Seller and Real Property Seller in connection herewith have been (or upon execution will have been) duty executed and delivered by Seller and Real Property Seller, have been effectively authorized by all necessary action (corporate or otherwise) and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller and Real Property Seller, enforceable against each of Seller and Real Property Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3.3. Ownership of Acquisition Assets. Seller is the lawful owner of, or in the case of leased assets, has the right to use and transfer to Buyer, each of the Acquisition Assets, other than the Real Property. Real Property Seller is the lawful owner of the Real Property. The Acquisition Assets are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, options or claims of any kind or nature whatsoever (collectively, "Liens"), other than (i) the Liens listed on
Schedule 3.3, which Seller and Real Property Seller shall cause to be released at or before Closing, and (ii) the Permitted Exceptions. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title, or good and indefeasible title, as the case may be, to the Acquisition Assets in Buyer, free and clear of all Liens. The Acquisition Assets include all assets, rights and interests used in the LaPorte Business (whether or not owned by Seller) other than the Excluded Assets and other than assets, rights and interests which Seller has the right to use under the Assigned Contracts, and which Buyer shall have the right to use after the Closing Date pursuant to the Assigned Contracts.

                  3.4.     Financial Condition.

                           3.4.1.   Financial Statements.  Attached as Exhibit D
are the following: the income statement of the Business at and for the year ended December 31, 1999 (collectively, the "Annual Financial Statements"), and
(b) an income statement at and for the 4 months ended April 30, 2000 (the "Interim Financial Statements," together with the Annual Financial Statements, the "Financial Statements").

                           3.4.2.    Accounting Standards.  The Financial
Statements: (i) have been prepared in accordance with the books and records of Seller; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered except for (A) the omission of notes to the Interim Financial Statements, and (B) the lack of standard immaterial year-end adjustments in the Interim Financial Statements;
(iii) provide adequate reserves in respect of all liabilities of Seller, including without limitation all contingent liabilities or reserves against assets, as of their respective dates; (iv) present fairly the financial position and results of operations of Seller at and for the fiscal periods indicated therein; and (v) with respect to contracts and commitments for the sale or rental of goods or the provision of services, contain and reflect adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts.

                           3.4.3.   Absence of Certain Changes.  Except as set
forth on Schedule 3.4.3. since December 31, 1999 there has not been:


                           (a)      any sale, distribution, transfer or
subjection to any Lien of any Acquisition Assets;

                           (b)      any increase in the salary, benefits or
other compensation payable or to become payable to or with respect to any current or former officer, director or employee of Seller working in the LaPorte Business, or the declaration, payment, commitment or obligation of any kind for the payment of a bonus or other additional salary, compensation or benefit for such officers, directors or employees;

                           (c)      any transaction by Seller in the LaPorte
Business not in the ordinary and usual course of business consistent with past practice;

                           (d)      any Material Adverse Effect (as defined
below in this Section 1.4.3);

                           (e)      any damage, destruction or loss, whether or
not covered by insurance, which has had or is expected to have a Material Adverse Effect;

                           (f)      any alteration in the manner in which Seller
keeps its books, accounts or records or in the accounting practices therein. reflected;

                           (g)      the incurrence by Seller of any indebtedness
for borrowed money or any commitment by Seller to borrow money or any guaranty, direct or indirect, of indebtedness of others, or any prepayment by the Seller of any indebtedness;

                           (h)      a termination, or a threatened termination,
or material modification of any Contract or the relationship of Seller with any material customer or supplier or the occurrence of any adverse event affecting any business practice, product or process used by or in the LaPorte Business;

                           (i)      except as provided elsewhere herein, any
acquisitions, dispositions or leases of or commitments to acquire, dispose of, or lease any real property, or any other assets in excess of $5,000 in the aggregate;

                           (J)      any change in the operations, business or
manner of conducting the LaPorte Business, other than changes in the ordinary and usual course of business consistent with past practice, none of which, individually or in the aggregate, has had or is expected to have a Material Adverse Effect; or

                           (k)      any declaration or payment of a dividend or
any distribution of assets of any kind whatsoever by Seller, including any distribution in redemption of, or as the purchase price for, any capital stock, or in discharge or cancellation, in whole or in part, of any indebtedness, whether in payment of principal, interest or otherwise, owing to Shareholder, and whether or not characterized as a "management fee" or other similar fee.

         As used in this Agreement, "Material Adverse Effect" means any change in or effect on the Seller or LaPorte Business that has had or is reasonably likely to have a material adverse effect on the business, operations, properties, condition (fmancial or otherwise), assets, liabilities or prospects of the LaPorte Business in excess of $50,000.

                           3.4.4.   Books and Records.  With respect to the
LaPorte Business, Seller (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  3.4.5. Solvency. Each of Seller and Real Property Seller is, both before and after giving effect to the transactions contemplated by this Agreement, Solvent (as hereinafter defined). Neither Seller nor Real Property Seller has any intention of delaying, hindering or defrauding its creditors. "Solvent" shall mean, with respect to any person (including without limitation the Seller) as of the date of any determination, that on such date
(i) the assets of such person at a fair valuation is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such person has not incurred, does not intend to incur, and does not believe that it will incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they become due or mature, and (v) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  3.5.     Property of Seller.

                           3.5.1.   Real Property.

                           (a)      Except for the Real Property and the
buildings,  fixtures  and other  improvements  located  thereon  as set forth in
Schedule 3.5. 1, there is no parcel of real property, building or other structure presently owned or leased by Seller or Real Property Seller for use in the LaPorte Business;

                           (b)      There are no conditional use permits to
which Seller or the Real Property are bound which would interfere with or prohibit Buyer's using the Real Property in the same manner as it is now being used by Seller;

                           (c)      All of the buildings, fixtures and other
improvements located on the Real Property are in good operating condition and are fit for their intended use. The operation of such buildings, fixtures and other improvements as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation;

                           (d)      Seller holds valid and effective
certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of the Real Property;

                           (e)      Seller has not experienced during the three
years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by Seller in the operation of the LaPorte Business during such period; and

                           (f)      There is no pending or, to Seller's best
knowledge, threatened condemnation or eminent domain proceeding with respect to or that could affect the Real Property.

                           3.5.2.   Tangible Personal Property.  There is listed
in Schedule 1.1.1 and Schedule 1.1.3(i) each depreciable item (whether or not fully depreciated) of tangible personal property owned by Seller which is to be transferred to Buyer pursuant hereto; and (ii) an identification of the owner of, and any agreement relating to the use of, each such item of tangible personal property, the rights to which are to be transferred to Buyer pursuant hereto under leases or other similar agreements included in the Assigned Contracts. Each item of such tangible personal property listed in such Schedules is located on the Real Property, is in good operating condition and repair, subject to normal wear and tear, and is fit for its intended use.

                           3.5.3.   Intangible Personal Property. The conduct of
the LaPorte Business does not conflict with or infringe upon any patent, copyright, trademark, trade secret, trade name or other intellectual property rights of others.

                  3.6. Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement by Seller and Real Property Seller and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with any Contract or any other agreement, indenture or other instrument to which either of Seller or Real Property Seller is a party or by which either of them is bound, the charter documents of either of Seller or Real Property Seller, or any judgment, decree, order, award, law, rule or regulation of any United States, state, local, or other goveniunental entity or municipality or subdivision thereof or any authority, department, commission, agency, board, bureau, court or other instrumentality thereof (collectively, "Governmental Authorities").

                  3.7.     Labor and Employment Matters.

                           3.7.1.   Except as set forth in Schedule 3.7 attached
hereto, with respect to the LaPorte Business, there is no (a) collective bargaining agreement or other labor agreement to which Seller is a party or by which it is bound; (b) employment, plant closing, change of control, performance pay, pension, disability, health, life insurance, multiernployer, loan or loan guaranty, profit sharing, deferred'compensation, bonus, stock option, stock purchase, stock appreciation, phantom stock, or other equity-based compensation, retainer, consulting, retirement, welfare, incentive or severance plan, policy, contract or agreement to which Seller is a party or by which it is bound; or (c) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of the LaPorte Business.

                           3.7.2.   All such agreements, policies, plans and
contracts are in full force and effect, and no party to any such agreement, plan, policy or contract is in default with respect to any term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.

                           3.7.3.  Seller has complied with all applicable laws,
rules and regulations relating to the employment of labor, including those related to wages, hours, immigration, health, safety, discrimination, benefits, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities and has withheld and paid to the appropriate Governmental Authorities or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees of the LaPorte Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. With respect to the LaPorte Business, there is no (a) unfair labor practice complaint against Seller pending before the National Labor Relations Board or any state or local agency or any basis for any such complaint; (b) pending or, to the best knowledge of Seller, threatened labor strike or other material labor trouble affecting the LaPorte Business; (c) labor grievance pending or, to the best knowledge of Seller, threatened against Seller or any basis for any such grievance; (d) pending or, to the best knowledge of Seller, threatened representation question respecting the employees of the LaPorte Business; (e) pending or, to the best knowledge of Seller, threatened arbitration proceedings arising out of or under any collective bargaining agreement to which Seller is a party; (f) basis for which a claim may be made under any collective bargaining agreement to which Seller is a party; or (g) any pending or, to the best knowledge of Seller, threatened, claim, charge, investigation, or proceeding against Seller regarding the hiring, employment, promotion, discipline, compensation, discharge or dismissal of any employee of Seller and there is no basis for any such claim. All reasonably anticipated obligations of Seller with respect to the LaPorte Business (whether arising by operation of law, by contract, by past custom or otherwise) for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation and benefits payable to or with respect to the current or former officers, directors or employees of Seller in respect of the services rendered by any of them have been paid or adequate accruals therefor have been made in the ordinary course of business in the Interim Financial Statements for obligations accrued through the date thereof, and in the books and records of Seller for obligations accruing thereafter.

                  3.8.     Pension and Employee Benefit Plans.

                           3.8.1.   ERISA Welfare Plans.  With respect to the
LaPorte Business, all employee welfare benefit plans, as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently maintained by or on behalf of Seller, or with respect to which Seller is required to contribute, or may have any liability or obligation, are listed on Schedule 3.8.1 (the "ERISA Welfare Plans"). Except as described on Schedule 3.8.1, no ERISA Welfare Plans provide for any retiree medical coverage.

                           3.8.2.   ERISA Pension Plans.  Except as set forth on
Schedule 3.8.2 attached hereto, there are and for the last six years have been no employee pension benefit plans, as defined in Section 3(2) of ERISA (including, without limitation, any defined benefit plan, defined contribution plan, simplified employee pension plan, annuity plan, multiple employer plan, or multiernployer plan, as defined in ERISA and the Code, currently maintained by or on behalf of Seller, or with respect to which Seller is required to contribute, or may have any liability or obligation, or is otherwise bound (the "ERISA Pension Plans"). Each ERISA Pension Plan that is intended to be tax qualified is so qualified, has been so qualified since its inception, has received one or more United States Internal Revenue Service determination letters to such effect covering such Plan from inception to date, and nothing has occurred that would adversely affect or jeopardize such Plan's tax qualification.

                           3.8.3.   Non-ERISA Plans.  Except as set forth on
Schedule 3.8.3 there are no bonus, deferred compensation, executive compensation, fringe benefit, incentive, severance, stock option, performance pay, loan or loan guarantee, plant closing, change of control, or other non-ERISA plans that Seller currently maintains, or with respect to which Seller has any liability or obligation (the "Non-ERISA Plans," and collectively with the ERISA Welfare Plans and the ERISA Pension Plans, the "Employee Benefit Plans").

                           3.8.4.   Delivery of Documents.  Seller has made
available to Buyer for its review correct and complete copies of- (a) each Employee Benefit Plan, including all amendments to such plan, and all summary plan descriptions and other summaries of such plan, (b) each trust agreement, annuity or insurance contract, or other funding instrument pertaining to each Employee Benefit Plan, (c) the most recent annual report (IRS Form 5500 Series), including all schedules to such report, if applicable, filed with respect to each Employee Benefit Plan for which such a report is required to be filed, (d) the most recent plan audit, financial statement, and accountant's opinion (with footnotes), if applicable, for each Employee Benefit Plan for which same is required to be prepared, and (e) the most recent of all relevant schedules and reports concerning the administrative costs, benefit payments, employee and employer contributions, claims experience, financial information, and insurance premiums for each Employee Benefit Plan, to the extent any of same have been prepared by, or are in the possession of, Seller.

                  3.9.     Litigation and Compliance with Laws.

                           3.9.1.   Litigation Pending or Threatened.  Except as
set forth in Schedule 3.9.1, there is no action, suit, arbitration, proceeding, grievance or investigation, pending or, to the best knowledge of Seller, threatened, before any court, tribunal, arbitration, panel, master or governmental agency, authority or body in which Seller or Real Property Seller is a party or to which Seller, Real Property Seller or the Acquisition Assets are subject, nor is Seller or Real Property Seller or any officer or employee of either of them enjoined from any action or subject to any continuing restriction which may adversely affect Seller, Real Property Seller or the LaPorte Business including, without limitation, litigation with customers or with contractors or suppliers who have performed work on or supplied equipment or materials to the LaPorte Business or the properties of Seller or Real Property Seller relating to the LaPorte Business. None of the matters listed on Schedule 3.9.1 can reasonably be expected to (i) result in a Material Adverse Effect or (ii) result in any material adverse effect on the Acquisition Assets or Buyer's ability to freely use the Acquisition Assets in the LaPorte Business.

                           3.9.2.   Violation of Law. Seller is not in violation
of any provision of any law, decree, order or regulation (including, without limitation, those relating to antitrust or prohibiting other anti-competitive business practices, those relating to employment practices, such as discrimination, health and safety, and those relating to minority business enterprises). Seller has all federal, state and local licenses, permits and other governmental authorizations required in the conduct of the LaPorte Business and the operation of its properties. Such licenses, permits and other governmental authorizations, including those obtained under applicable present Environmental Requirements (as hereinafter defined), are fisted in Schedule 3.9.2. No notice to, filing with, or approval or consent of, any governmental agency'or body issuing any of the permits, licenses or other governmental authorizations, or otherwise having jurisdiction over Seller or the LaPorte Business or the operations or properties of the LaPorte Business, is required in 'order to pennit the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or the sale, transfer and delivery of the Acquisition Assets or the continuation of the LaPorte Business after the Closing. Seller is not a party to any consent decree issued by any Governmental Authority relating to the LaPorte Business. Seller has obtained valid resale certificates from all customers who have purchased goods or services from Seller without paying sales or use taxes, and Seller has otherwise complied with all applicable sales and use tax laws.

                           3.9.3.   Environmental Matters.  Except as set forth
in Schedule 3.9.3 attached hereto, to the best knowledge of Seller and Real Property Seller:

                           (a)      Hazardous Materials.  No Hazardous Materials
(as hereinafter defined) are presently deposited, stored or otherwise located on, under or in the Property (as hereinafter defined); no Hazardous Materials have migrated or threaten to migrate from other properties to (whether upon or beneath) the Property; no Hazardous Materials have migrated or threaten to migrate from the Property to (whether upon or beneath) any other property; no activity on or condition of the Property has constituted or constitutes a nuisance or has constituted or constitutes a tortious condition with respect to any third party; and no Hazardous Materials generated from the LaPorte Business or located under, in or about the Property in the past have been transported to any waste disposal facility or other site in violation of any present or then applicable Environmental Requirements, and such generation or transport has not and shall not result in any Environmental Damages (as hereinafter defined).

                           (b)      Environmental Requirements.  The conduct of
the LaPorte Business and the Property and Seller's existing and prior uses and activities and, to the best of Seller's knowledge, prior uses and activities of other parties, thereon, comply and have at all times complied with all present or then applicable Environmental Requirements.

                           (c)      Notice of Violations. Neither Seller nor, to
the best knowledge of Seller, any other owner, tenant, occupant or user of the Property has received any notice or other communication concerning any alleged or actual violation of Environmental Requirements, or notice or other communication concerning alleged or actual liability for Environmental Damages in connection with the Property, and there is no (i) writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or, to the best knowledge of Seller, threatened, relating to the ownership,. use, maintenance or operation of the Property by any person or concern, (ii) alleged violation of

Environmental Requirements, (iii) suspected presence of any Hazardous Material thereon, or (iv) alleged disposal of Hazardous Material therefrom. Seller has not been ordered or requested by any Governmental Authority to take any steps to remedy any condition on the Property not constituting a violation of Environmental Requirements.

                           (d)      Underground Inspection and Storage Tanks. No
(i) underground improvement, including without limitation any treatment or storage tank or water, gas or oil well or (ii) above-ground storage tank, is or, to the best knowledge of Seller, ever has been located on any Property.

                           (e)      Definitions.  For the purposes of this
Agreement:

                                    (i)     "Hazardous Materials" means any
substance: (A) the presence of which requires investigation or remediation under any applicable federal, state or local statute, rule, regulation, ordinance, order, action or policy or common law; (B) that is defined as a "hazardous waste" or "hazardous substance" under any applicable federal, state or local statute, rule, regulation or ordinance, including without limitation any statute referred to in Section 3.9.3(e)(iii) hereof-, (C) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Governmental Authority;
(D) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; (E) the presence of which on adjacent properties could constitute a trespass by Seller, or by Buyer after the Closing; (F) that contains gasoline, diesel fuel or other petroleum hydrocarbons in any unconfined manner; or (G) that contains PCBs, asbestos, or urea formaldehyde foam insulation.

                                    (ii)    "Environmental Damages" shall mean
all claims, judgments, damages, losses, costs, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to the Closing Date of Hazardous Material upon or beneath the Property or migrating or threatening to migrate to or from the Property, the transport or disposal of any Hazardous Materials to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property or LaPorte Business, regardless of whether the existence of such Hazardous Material, such disposal or transport, or such violation of Environmental Requirements arose prior to the present ownership or operation of the Property, and including without limitation:

                    (A) damages for personal injury, or injury to property or natural resources occurring on or off the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on Property, interest and penalties including but not limited to claims brought by or on behalf of employees of the LaPorte Business;

                    (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs, including without limitation costs for material and equipment, incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not liniited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration, reclamation or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

                    (C) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph
                         (B) herein; and

                    (D) diminution in the value of the leasehold interest of Buyer in the Property and damages for the restriction on the use of or adverse impact on the usable space or of any amenity of the Property.

                                    (iii)   "Environmental Requirements" shall
mean all applicable present or future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: all requirements pertaining to emissions, discharges, releases or threatened releases of any Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials; all requirements pertaining to the protection of the health and safety of employees or the public (including, without limitation, all requirements under the Occupational Safety and Health Act and all rules and regulations promulgated thereunder); all requirements pertaining to the reclamation or restoration of land; and all requirements pertaining to underground storage tanks.

                                    (iv)    "Property" means the Real Property.

                  3.10.    Contracts and Other Instruments.

                           3.10.1.  Seller is not a party to any contract
involving more than $1,500 to supply goods or services, whether or not in the ordinary, and usual course of business, the remaining cost of performance of which (including overhead) is expected to exceed the remaining revenues therefrom other than to the extent provided for in the Interim Financial Statements. Each Contract is a valid, binding and enforceable agreement of Seller and, to the best knowledge of Seller, the other parties thereto. There has not occurred any default under any Contract on the part of Seller or, to the best knowledge of Seller, on the part of the other parties thereto, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute any default under any Contract. Seller is not aware of any fact which is reasonably likely in the future to cause Seller or Buyer to be in default under any Contract. Except asset forth in Schedule 3.10.1, no consent of any party to any Contract is required in order to permit the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, or the sale, transfer or delivery of the Acquisition Assets or the assumption of the liabilities to be assumed by Buyer under Section 2.4.

                           3.10.2.  Schedule 3.10.2 attached hereto lists each
contract, agreement, purchase order, lease, license, indenture or comm itment, written or oral, to which Seller is a party or by which any of its assets are bound and which relates to the LaPorte Business, except: (A) agreements for the purchase by Seller of goods, materials, supplies or services in the ordinary and usual course of the LaPorte Business consistent with past practice involving less than $1,500 in consideration in each such case or $5,000 in the aggregate; and (B) agreements for the sale of goods or services (other than the rental or lease of Rental Equipment) in the ordinary and usual course of the LaPorte Business consistent with past practice by Seller in which the sales price of the goods to be sold and the services to be rendered pursuant to each such agreement is less than $1,500 for each such agreement or $5,000 in the aggregate (collectively, the "Contracts"). True and complete copies of such Contracts, or where they are oral, true and complete written summaries thereof, have been delivered to Buyer by Seller.

                           3.10.3.  Schedule 3.10.3 attached hereto lists (i)
each binding outstanding bid or proposal for a contract (A) under which the value of services to be performed or goods to be provided by the LaPorte Business or the cost of goods to be sold or rented by the LaPorte Business is expected to exceed $1,500 or (B) under which Seller expects to have a gross margin loss, and a description of and projected dollar value of each such bid or proposal; and (ii) the aggregate dollar amount of all outstanding or threatened claims or disputes involving more than $1,500 individually under each Contract presently or heretofore in effect (including, without limitation, claims for back charges, rebates, price reductions or settlements or for breaches of product or service warranties or for product or service liability for products leased, rented or sold). True and complete copies of each of such bids and proposals have been delivered to Buyer by Seller.

                  3.11.     Intentionally Deleted.

                  3.12. Warehoused Goods Inventory. The warehoused goods from Seller's customers stored by Seller on the Real Property (the "Warehoused Goods") are in good condition, are stored.in accordance with the orders of Seller's customers, and are fit to be distributed in accordance with orders of customer. There are not any current or, to Seller's knowledge, pending claims against Seller in respect of any consigned inventory.

                  3.13. Compensation of and Indebtedness to and from Employees.

                           3.13.1.  Schedule 3.13.1 attached hereto sets forth a
true and complete list of the names of and offices and positions held by the employees of the Seller in the LaPorte Business, and the current compensation from Seller of each such employee (including salary, bonus, other incentive compensation, profit sharing, and deferred compensation). No loans or loan agreements exist between Seller and any current or former employees or independent contractors or the LaPorte Business, and Seller has not directly or indirectly guaranteed or otherwise obligated itself with respect to any indebtedness of any such employee or independent contractor.

                           3.13.2.  Except as set forth on Schedule 3.13.2
attached hereto, Seller has no financial obligation and is not otherwise indebted to any person who is an employee of the Seller in the LaPorte Business, or to any relative of any such person or to any entity controlled directly or indirectly by, or otherwise affiliated with, such person, in any amount whatsoever other than for compensation for services rendered since the start of the current pay period of the LaPorte Business generally utilized for its employees and for business expenses.

                  3.14. Powers of Attorney and Suretyships. Seller has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co- signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person.

                  3.15. Insurance. Schedule 3.15 sets forth a true and correct list of all insurance policies of any nature whatsoever maintained by Seller for the LaPorte Business at any time during the three years prior to the date of this Agreement and the annual or other premiums payable thereunder. Except as set forth in Schedule 3.15, all such insurance is on an occurrence basis and will continue to provide coverage after the Closing Date for occurrences prior to the Closing Date. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the LaPorte Business. Seller has not received any notice or other communication from any such insurance company within the three years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of said insurance policies, and to the best knowledge of Seller, no such cancellation,, amendment or increase of premiums is threatened.

                  3.16. Customers. Except as set forth on Schedule 3.16, during the year ended December 31, 1999, not more than $50,000 (on an annualized basis) of the revenues of the LaPorte Business was attributable to any single customer or to any group of affiliated customers.

                  3.17.  No  Undisclosed  Liabilities.  Except  as set  forth on
Schedule 3.17 attached hereto and to the extent specifically reflected or reserved against in the Interim Financial Statements, and except for accounts payable to suppliers and accrued expenses incurred after April 30, 2000, in the ordinary and usual course of business consistent in nature and amounts to the accounts payable and accrued expenses reflected in the Financial Statements for comparable periods, Seller has no liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) with respect to the LaPorte Business.

                  3.18. Disclosure. Seller has disclosed to Buyer all facts known to it material to the LaPorte Business and the businesses, properties, operations, prospects and financial condition of the LaPorte Business. No representation of or warranty by Seller in this Agreement or any document, written statement, certificate, Schedule or Exhibit furnished or made available, or to be furnished or made available, to Buyer by or on behalf of Seller pursuant hereto, considered as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of facts contained therein not misleading.

                  3.19. Brokerage. Except as set forth on Schedule 3.19, Seller is not obligated to make any payment to any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions. Seller acknowledges that Buyer has no obligation to pay any such finder, broker, investment banker or financial advisors, whether or not listed on Schedule 3.19.

                  3.20. Taxes. Within the times and in the manner prescribed by law, each of Seller and Real Property Seller has correctly and completely prepared and filed or caused to be filed all tax returns, declarations, reports, claims for refi ' md, or information returns, including any attachments and/or amendments thereof, (collectively, "Tax Returns") for income, franchise, gross receipts, sales, use, real property, personal property, payroll, and other taxes, including, without limitation, those relating to the LaPorte Business required to be filed by it with any Governmental Authority, and has paid in full all taxes ( and any other associated assessments, judgments, costs, interest and penalties) owing to or assessed by each such Governmental Authority, whether or not reported on such Tax Returns (collectively, "Taxes"). Except as set forth in
Schedule 3.20, (a) neither Seller nor Real Property Seller is currently the beneficiary of any extension of time within which to file any Tax Returns, (b) no claim has been made by any Governmental Authority in any jurisdiction in which either Seller or Real Property Seller do not file Tax Returns claiming that neither Seller nor Real Property Seller is or may be subject to any Taxes within that jurisdiction, (c) no ongoing audits are being conducted against Seller or Real Property Seller by any Governmental Authority, nor has Seller received any notice from any Governmental Authority that any such audit will be conducted, (d) neither Seller nor Real Property Seller has waived any statute of limitations or agreed to any extension of time with respect to the review of any Tax Returns or Taxes thereby imposed, (e) no security interests have been filed, perfected or otherwise claimed on any of the assets of Seller or Real Property Seller in connection with the failure to pay any Taxes, (f) Seller and Real Property Seller have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid for or owing to any employee, independent contractor, creditor, stockholder, or other third party, (g) neither Seller nor Real Property Seller is required to include in income any adjustment pursuant to Section 481 of the Code (or similar provisions of other law or regulation) by reason of a change in accounting; and (h) neither Seller nor Real Property Seller is a party to any tax allocation or sharing agreement with any third party and has not assumed the liability of any other person under contract. Seller has never filed and will not file on or before the Closing Date any consent under Section 341(f) of the Code.

         4.       Representations and Warranties of Shareholder.

         Shareholder represents and warrants to and for the benefit of Buyer as follows:

                  4.1. Organization and Good Standing. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of Ontario, with full power to carry on its business as it is now and has since its organization been conducted and to own, lease or operate the assets which are owned, leased or operated by it.

                  4.2. Power and Authority. Shareholder has fall power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Shareholder in connection herewith have been duly executed and delivered by Shareholder. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement constitute a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.3. Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, or, except as set forth on Schedule 4.3 attached hereto, require the consent of any party under, any agreement, indenture or other instrument to which Shareholder is a party or by which Shareholder is bound (except where such consent has already been obtained), or any judgment, decree, order, award, law, rule or regulation of any Governmental Authority.

                  4.4. Disclosure. No representation or warranty made by Shareholder contained in this Agreement or in any other writing fin-nished pursuant hereto contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

         5.       Representations and Warranties of Buyer and Real Property
Buyer.

         Buyer and Real Property Buyer jointly and severally represent and warrant to the Shareholder, Real Property Seller and Seller that:

                  5.1. Organization and Corporate Authority. Buyer is a duly organized, validly existing limited partnership in good standing under the laws of Texas. Real Property Buyer is a duly organized, validly existing limited liability company in good standing under the laws of the State of Texas. Each of Real Property Buyer and Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed in connection herewith have been (or upon execution will have been) duly executed and delivered by each of Real Property Buyer and Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of each of Real Property Buyer and Buyer, enforceable against each of Real Property Buyer and Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  5.2. Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement by each of Real Property Buyer and Buyer and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which each of Real Property Buyer and Buyer is a party or by which it is bound, each of Real Property Buyees and Buyees charter documents, any judgment, decree, order, award, law, rule or regulation of any Governmental Authority applicable to Real Property Buyer or Buyer.

                  5.3. Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by each of Real Property Buyer and Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

                  5.4. Brokerage. Neither Real Property Buyer nor Buyer has dealt with, or is obligated to make any payment to, any finder, broker or investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

         6.       Closing.

         The closing of the transactions herein contemplated (the "Closing") shall, unless another date, time or place is agreed to in writing by the parties hereto, take place at 10: 00 a.m., local time, on June 2, 2000 (the "Closing Date"), at the offices of Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue, Suite 1100, Dallas, Texas 75201.

         7.       Certain Understandings and Agreements of the Parties.

                  7.1.     Access.

                           7.1.1.   General Diligence Investigation.  Until the
Closing Date, (a) authorized representatives of Buyer shall have reasonable access during normal business hours to all properties, books, records, contracts, and documents of Seller relating to the LaPorte Business, (b) Seller shall furnish to Buyer all information with respect to the LaPorte Business that Buyer may reasonably request, and (c) Buyer shall have the right to discuss the affairs and LaPorte Business of Seller with the employees of the LaPorte Business. Between the date hereof and the Closing, Buyer shall be able to contact customers of the LaPorte Business for diligence purposes and to facilitate Closing.

                           7.1.2.   [Intentionally Deleted]

                           7.1.3.   Preservation of Records.  For a period of
five years after the Closing, Buyer shall preserve all files and records relating to the LaPorte Business and shall allow representatives of Seller access to such files and records and the right to make copies and extracts therefrom during normal business hours, provided that at any time after the Closing Buyer may give Seller written notice of its intention to dispose of any specified part of such files and records, in which case Seller may notify Buyer within 60 days of receipt of such notice of Seller's desire to retain one or more of the items to be disposed of and Buyer shall thereupon deliver such items to Seller at Seller's expense.

                  7.2. Conduct of LaPorte Business. The LaPorte Business shall be conducted from the date hereof through the Closing Date in the ordinary and usual course of the LaPorte Business consistent with past practice, and without limiting the generality of the foregoing Seller shall not (except with the prior written consent of Buyer) do or cause or permit to occur any act, event or other occurrence which is represented or warranted not to have occurred since December 31, 1999 in Section 3.4.3 hereof.

                  7.3. Preservation of Organization. Seller shall use its commercially reasonable efforts to preserve the LaPorte Business and the organization of the LaPorte Business, to keep available to Buyer the services of the present employees of the LaPorte Business, and to preserve for Buyer the favorable business relationships of the LaPorte Business with its suppliers, customers and others with whom business relationships exist.

                  7.4. Current Information. Seller and Real Property Seller will advise Buyer in writing immediately, but in any event prior to the Closing, of-

                           7.4.1.  the occurrence of any event which renders any
of the representations or warranties set forth herein inaccurate in any material respect or the awareness of Seller or Real Property Seller that any representation or warranty set forth herein was not accurate in all material respects when made; and

                           7.4.2.  the failure of any of Seller or Real Property
Seller to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. Seller will also provide to Buyer, promptly on becoming available, copies of all operating and financial reports prepared by, or in the normal conduct of business of, Seller in connection with the LaPorte Business.

                  7.5. Contracts.  Between the date hereof and the Closing Date,
Seller shall not, without the prior written consent of Buyer, (a) amend in any material respect or terminate any contract, agreement, right, instrument, purchase order, lease, license, warranty, indenture, bid, proposal or commitment, whether written or oral, relating to the LaPorte Business to which Seller is a party, or (b) enter into or become a party to or submit any bid or proposal for any contract, agreement, instrument, arrangement, purchase order or commitment with any customer of the LaPorte Business under which (i) the value of services to be performed by the LaPorte Busmiess or the cost of goods to be sold by the LaPorte Business will exceed $5,000 individually or $20,000 in the aggregate; or (ii) the reasonably anticipated costs and expenses of the LaPorte Business will exceed its anticipated receipts.

                  7.6. Insurance. Between the date hereof and the Closing Date, Seller shall continue in force existing insurance policies relating to the LaPorte Business or substantially equivalent replacement policies without gaps in coverage.

                  7.7.     Waiver of Compliance with Bulk Sales Laws. Subject to
Section 10.1.7 hereof, Buyer and Seller hereby waive compliance with the requirements of the applicable bulk sales laws of any jurisdiction.

                  7.8.     Condition to Transfer of Certain Contracts.

                           7.8.1.   Seller and Real Property  Seller shall use
their commercially reasonable efforts to procure. all consents, approvals or waivers which must be obtained by Seller and Real Property Seller and which are necessary for completion of the transactions described herein, including all required consents from third parties under the Assigned Contracts or otherwise and all required consents of any governmental agency or body issuing any permits, licenses or other governmental authorizations affecting Real Property Seller or Seller or its businesses or properties so that the LaPorte Business may continue to be operated by Buyer without interruption or any adverse effect following the Closing.

                           7.8.2.  At the Closing Buyer and Real Property Buyer
may elect to close the transactions contemplated hereby notwithstanding the fact that Seller or Real Property Seller may have failed to obtain consents to the transfer of one or more Assigned Contracts which by their terms require the consent of any other contracting party thereto to the assignment thereof to Buyer or Real Property Buyer - The terms of this Section 7.8.2 shall govern the transfer of the benefits of each such Assigned Contract. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that at the Closing Seller will not assign to Buyer or Real Property Buyer any such Assigned Contract which by its terms requires the consent of any other contracting party thereto unless each such consent has been obtained prior to the Closing Date. With respect to each such unassigned Assigned Contract, after the Closing Date Seller or Real Property Seller, as the case may be, shall continue to deal with the other contracting party(ies) to such Assigned Contract as the prime contracting party and shall use its commercially reasonable efforts to obtain the consent of all required parties to the assignment of such Assigned Contract, but Buyer or Real Property Buyer, as the case may be, shall be entitled to the benefits of such Assigned Contract accruing after the Closing Date to the extent that Seller or Real Property Seller, as the case may be, may provide Buyer or Real Property Buyer, as the case may be, with such benefits without violating the terms of such Assigned Contract; Buyer or Real Property Buyer, as the case may be, agrees to perform the obligations of Seller or Real Property Seller, as the case may be, to be performed under any such Assigned Contract to the extent that Buyer or Real Property Buyer receives the benefits provided under such Assigned Contract after the Closing Date.

                  7.9. Permits, Authorizations or Consents of Governmental Authorities. On or prior to the Closing Date, the parties hereto shall obtain all permits, authorizations or consents of any governmental authorities and third parties required prior to consummation of the transactions contemplated hereby. The parties hereto shall comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and shall obtain any necessary government approvals or consents required thereunder.

                  7.10. Employees. Seller shall be responsible for all costs, obligations and liabilities (including severance and accrued vacation pay or other claims by any of Seller's employees) which may result from the termination by Seller of the employment of any employee of the LaPorte Business on or before the Closing Date.

                  7.11. Covenant Not to Compete. At the Closing, Seller, Real Property Seller and the Shareholder shall enter into a Covenant Not to Compete and Confidentiality Agreement substantially in the form attached hereto as Exhibit E (the "Covenant Not to Compete.")

                  7.12. COBRA. Buyer does not assume, and Seller agrees to be solely responsible for and indemnify and hold Buyer harmless from, any and all liabilities relating to health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to
(i) qualifying events'that occur on or prior to the Closing Date; (ii) any coverage elections made under or which relate to any Seller health plan; (iii) any employee or qualified beneficiary whose COBRA coverage rights relate to his employment or relationship with Seller; or (iv) events arising out of or in connection with the events contemplated by this Agreement.

                  7.13. Escrow Agreement. At the Closing, Seller, Real Property Seller, Shareholder, Buyer and Real Property Buyer shall enter into an Escrow Agreement substantially in the form attached hereto as Exhibit E (the "Escrow Agreement").

                  7.14. Public Announcements. Prior to the Closing Date, Buyer, on the one hand, and Seller and Real Property Seller, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement to which the other party shall reasonably object, except as may be required by law or any rule or regulation or listing agreement with a securities exchange.

                  7.15. Exclusivity. Until the first to occur of the Closing Date or termination of this Agreement in accordance with its terms, neither the Seller nor Real Property Seller nor any of their respective affiliates, shareholders, directors, officers, representatives, or agents shall, directly or indirectly, knowingly encourage, solicit, initiate or participate in any way in discussions or negotiations with, or knowingly provide any confidential information to, any corporation, partnership, person or other entity or group (other than Buyer and its officers, employees and representatives) concerning any acquisition or purchase of all or a material amount of the Acquisition Assets, including without limitation the Real Property.

                  7.16. Confidentiality Agreement. As of the Closing, any prior confidentiality agreements between Buyer and Seller shall be of no fin-ther force or effect.

                  7.17. Continuing Confidentiality Obligations. Unless otherwise required by applicable law, no party hereto shall make any public or other announcement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, regarding the terms and conditions (including without limitation the Purchase Price) of this

Agreement. Nothing in this Section 7.17 shall prevent any of the parties hereto from announcing after the Closing the fact that a transaction has occurred, including the names of the parties, without disclosing the specific terms and conditions of this Agreement.

                  7.18. Consents. Seller and Real Property Seller shall use commercially reasonable efforts to obtain the third party consents listed on
Schedule 3.10.1 and those consents not listed on Schedule 3.10.1 but subsequently identified by Buyer as material prior to the Closing Date.

                  7.19. Delivery of Documents at Closing. In addition to any other instruments, documents or payments to be made or delivered at Closing pursuant to the terms and conditions of this Agreement:

                           7.19.1.  Secretary's Certificates.  Each of Buyer,
Real Property Buyer, Seller and Real Property Seller shall provide duly executed Secretary's Certificates certifying to their respective Charter documents, the incumbency of their respective officers, and the resolutions of their respective boards of directors, members, shareholders, or partners, as the case may be, authorizing and approving this Agreement and the transactions, documents and instruments contemplated thereby.

                           7.19.2.  Sales Tax Resale Certificate.  Buyer shall
deliver to Seller a duly executed sales tax resale certificate.

                           7.19.3.  Use of Computer System.  For a period of 60
days after the Closing, Seller shall make available to Buyer, for an agreed consideration, access to Seller's computer hardware and its Maves International Public Warehousing software to facilitate the transition to Buyer's own software.

                  7.20. In the event the holder of the Mortgage has not consented to the assignment of the Mortgage to Real Property Buyer, Real Property Seller and Real Property Buyer shall enter into the License Agreement substantially in the- form attached hereto as Exhibit G (the "License Agreement!).

         8. Conditions to Obligations of Real Property Seller, Seller and Shareholder.

         The obligations of Real Property Seller, Seller and Shareholder to consummate the transactions contemplated by this Agreement shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Real Property Seller, Seller. and Shareholder:

                  8.1. Correctness of Representations and Warranties. All of the representations and warranties of Buyer and Real Property Buyer contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date with the same effect as if made on the Closing Date, and Buyer and Real Property Buyer shall have executed and delivered to Seller at Closing a certificate to such effect.

                  8.2. Performance of Covenants and Agreements. All of the covenants and agreements of Buyer and Real Property Buyer contained in this Agreement and required to be performed by Buyer and Real Property Buyer on or before the Closing Date shall have been performed in all material respects, and Buyer and Real Property Buyer shall have executed and delivered to Seller at Closing a certificate to such effect.

                  8.3.     No Legal Bar.

                           8.3.1.   There shall not have been instituted or
threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages with respect thereto.

                           8.3.2.   None of the parties hereto shall be
prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

                  8.4. Title Escrow Agreement. Real Property Buyer shall have executed and delivered the Title Escrow Agreement.

                  8.5. License. Each of Buyer and Real Property Buyer shall have executed and delivered a License Agreement substantially in the form attached hereto as Exhibit H (the "License Agreement").

         9.       Conditions to Obligations of Buyer and Real Property Buyer.

         The obligations of Buyer and Real Property Buyer to consummate the transactions contemplated by this Agreement shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer and Real Property Buyer:

                  9.1. Correctness of Representations and Warranties. All representations and warranties of Real Property Seller, Seller and Shareholder contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date with the same effect as if made on the Closing Date, and each of Real Property Seller, Seller and Shareholder shall have executed and delivered to Buyer at Closing a certificate to that effect.

                  9.2. Performance of Covenants and Agreements. All of the covenants and agreements of Real Property Seller, Seller and Shareholder contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all material respects, and each of Real Property Seller, Seller and Shareholder shall have delivered to Buyer at Closing a certificate to that effect.

                  9.3. Opinion of Counsel for Real Property Seller and Seller. Buyer shall have received an opinion of Jenkens & Gilchrist, counsel for Real Property Seller, Seller and Shareholder, in form and substance reasonably satisfactory to and addressed to Buyer and Real Property Buyer, and dated the Closing Date.

                  9.4.     No Legal Bar.

                           9.4.1.   There shall not have been instituted or
threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages with respect thereto.

                           9.4.2.   None of the parties hereto shall be
prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

                  9.5. Material Adverse Effect. Neither the LaPorte Business nor Seller shall have experienced a Material Adverse Effect since December 31, 1999.

                  9.6. Covenant Not to Compete. The Seller, Real Property Seller and Shareholder shall have executed and delivered the Covenant Not to Compete.

                  9.7. Third-Party Consents and Approvals. Seller and Real Property Seller shall have obtained all consents and approvals of third parties required under the Contracts or otherwise in connection with the consummation of the transactions contemplated hereby, including but not limited to those listed on Schedule 3.10.1, which consents and approvals shall be in forms reasonably satisfactory to Buyer.

                  9.8. Transfer Documents. Seller and Real Property Seller shall have executed and delivered to Buyer and Real Property Buyer such deeds, bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof as Buyer and Real Property Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to Buyer of the Acquisition Assets, free and clear of any Liens other than the Permitted Exceptions.

                  9.9. Escrow Agreement. Each of Real Property Seller, Seller and Shareholder shall have executed and delivered the Escrow Agreement.

                  9.10. Lien Releases. Seller and Real Property Seller shall have delivered to Buyer valid termination statements or releases with respect to any and all Liens affecting the

Acquisition Assets, other than the Permitted Exceptions, or other evidence in form and substance satisfactory to Buyer and its counsel, in their sole discretion, from each creditor or Lien-holder of Seller, that the liability or indebtedness, including any accrued and unpaid interest on such indebtedness, represented by any such Lien has been paid or satisfied as of the Closing Date.

                  9.11. Certificate of Non-Foreign Status. Each of the Seller, Real Property Seller and Shareholder shall have delivered to Buyer a Certification of Non-Foreign Status substantially in the form attached hereto as
Exhibit I.

                  9.12. Permits, Authorizations of Governmental Authorities. The parties hereto shall have complied with the requirements of Section 7.9 hereof.

                  9.13. Owner's Title Policy. Buyer shall have received the duly issued Owner's Title Policy.

                  9.14. Title Escrow Agreement. Real Property Seller shall have executed and delivered the Title Escrow Agreement.

                  9.15. License. Each of Seller and Real Property Seller shall have executed and delivered the License Agreement.

         10.      Indemnification.

                  10.1. Indemnification Obligations of Real Property Seller, Seller and Shareholder. Subject to the limitations set forth in Section 10.3, Real Property Seller, Seller and Shareholder shall jointly and severally indemnify and hold harmless Buyer, Real Property Buyer and their respective agents, directors, officers, employees, representatives, subsidiary and parent entities, affiliates, successors and assigns (collectively with Buyer, the "buyer indemnified parties") in respect of any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities and expenses whether or not currently due and payable (including, without limitation, settlement costs, reasonable attorneys' fees and any other expenses of investigating or defending any actions or threatened actions) incurred by Buyer or any other buyer indemnified party, in connection with each and all of the following (collectively, the "Losses"):

                  10.1.1. Any breach of any representation or warranty of either of Real Property Seller, Seller or Shareholder contained herein or in any instrument delivered at the Closing by either of Real Property Seller, Seller or Shareholder;

                  10.1.2. The breach of any covenant, agreement or obligation of either of Real Property Seller, Seller or Shareholder contained in this Agreement or any other instrument (including the Covenants Not to Compete) contemplated by this Agreement;

                  10.1.3. Any misrepresentation contained in any written document ftu-nished to Buyer by either of Real Property Seller, Seller or Shareholder;

                  10.1.4. Any obligations or liabilities of the LaPorte Business, Seller or Real Property Seller not specifically assumed by Buyer pursuant to Section 2.4 hereof, including without limitation each liability or obligation described in Section 2.5;

                  10.1.5. Any obligations or liabilities relating to the conduct of the LaPorte Business prior to the Closing Date, including any liability or obligation arising from any act, occurrence or event which occurs prior to the Closing Date, including without limitation any liability arising from goods or services sold by the LaPorte Business prior to the Closing Date or included in Inventory on the Closing Date; and

                  10.1.6. Any failure or alleged failure to comply with the laws of any jurisdiction relating to so called bulk sales, bulk transfers or similar laws which may be applicable to the transfer of the Acquisition Assets to Buyer and Real Property Buyer.

                  10.2.  Indemnification  Obligations  of Buyer.  Subject to the
limitations set forth in Section 10.3, Buyer and Real Property Buyer shall jointly and severally indemnify and hold harmless Seller, Real Property Seller and Shareholder and their respective agents, employees, representatives, subsidiary and parent entities, affiliates, successors and assigns (collectively, the "seller indemnified parties") in respect of any and all Losses incurred by Seller or any other seller indemnified party, in connection with each and all of the following:

                           10.2.1.  Any breach of any representation or warranty
of Buyer or Real Property Buyer contained herein or in any instrument delivered at the Closing by Buyer or Real Property Buyer;

                           10.2.2.  The breach of any covenant, agreement or
obligation of Buyer or Real Property Buyer contained in this Agreement or any other instrument contemplated by this Agreement;

                           10.2.3.  Any misrepresentation contained in any
written document fin- nished to Seller, Real Property Seller and Shareholder by Buyer or Real Property Buyer; and

                           10.2.4. Any obligations or liabilities of the LaPorte
Business or Seller expressly assumed by Buyer pursuant to Section 2.4 hereof.

                  10.3.    Indemnification Limitations.

                           10.3.1.  Time Limitations. Claims for indemnification
made under this Agreement for breach of representation or warranty under this Agreement may be made only during the. period from the Closing Date until 3 6 months after the Closing Date; provided, however, that: (a) claims made for breach of any representation or warranty set forth in Section 3.9.3 or any matter set forth on Schedule 3.9.3 may be made at any time after the Closing Date until the fourth anniversary of the Closing Date; (b) claims based upon a willful, fraudulent or intentional misrepresentation of either of the Shareholder or Seller contained in this Agreement or any other document, list, exhibit or instrument ftumished in connection herewith may be made at any time after the Closing Date and shall not expire; (c) claims made with respect to the representations and warranties in Section 3.3 may be made any time after the Closing Date and shall not expire; and (d) claims made with respect to the representations and warranties in Section 3.20 may be made from the Closing Date until the expiration of the applicable statutes of limitations.

                           10.3.2.  Indemnification Limits.

                  (a) Expiration of Shareholder Obligation. Notwithstanding any other provision of this Agreement, the obligation of Shareholder hereunder to indemnify any buyer indemnified parties shall expire on the second anniversary hereof; provided, however, that Shareholder's indemnity obligation with respect to claims for indemnification made prior to such expiration shall continue and shall not expire.

                  (b) Maximum Liability for Breaches of Representations and Warranties. The joint and several liability of Seller, Real Property Seller and Shareholder to the buyer indemnified parties with respect to indemnification claims of the type described in Sections 10.1.1 and 10.1.3 shall not exceed $2,000,000.

                  10.4. Claims. Whenever any claim shall arise for indemnification, the party seeking indemnification hereunder (the "indemnified party") shall notify the party or parties from whom indemnification is sought (collectively, the "indemnifying party") of the claim pursuant to Section 10.6 hereunder and, when known, the facts constituting the basis for such claim and the amount or estimate of the amount of the liability arising from such claim. The indemnified party shall not settle or compromise any claim by a third party for which the indemnified party is entitled to indemnification hereunder without the prior written consent of the indemnifying party (which shall not be unreasonably withheld or delayed) unless (i) suit shall have been instituted against the indemnified party and (ii) the indemnifying party shall not have taken c ontrol of such suit as provided in Section 10.5 within 25 days after notification thereof.

                  10.5. Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a third party, the indemnifying party, at its sole cost and expense, may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding, provided that the indemnifying party acknowledges its obligation to inderrinify the indemnified party in respect of the claims asserted therein. If the indemnifying party assumes the defense of any such claim or legal proceeding, the indemnifying party shall select counsel reasonably acceptable to the indemnified party to conduct the defense of such claims or legal proceedings and at the indemnifying party's sole cost and expense shall take all steps necessary in the defense or settlement thereof. The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the indemnified party, unless (a) the indemnifying party admits in writing its liability to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement, (b) concurrently with such settlement the indemnifying party pays into court the full amount of all losses, damages, expenses and liabilities to be paid by the indemnifying party in connection with such settlement and obtains a full release of any liability of the indemnified party which is not conditioned upon any further payment and (c) such settlement would not otherwise have a material adverse effect on the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate. The indemnifying party shall be entitled to participate in the defense of any action by the indemnified party, which participation shall be limited to contributing information to the defense and being advised of its status. In any action by the indemnified party seeking indemnification from the indemnifying party in accordance with the provisions of this Section, the indemnifying party shall not be entitled to question the manner in which the indemnified party defended such claim or litigation or the amount or nature of any such settlement.

                  10.6. Notice. In the event of any occurrence which may give rise to a claim by an indemnified party against an indemnifying party hereunder, the indemnified party will give notice thereof to the indemnifying party; provided, however, that failure of the indemnified party to timely give the notice provided in this Section 10.6 shall not be a defense to the liability of an indemnifying party for such claim, but such indemnifying party may recover from the indemnified party any actual damages arising from the indemnified party's failure to give such timely notice.

                  10.7. Manner of Indemnification. All claims by buyer indemnified parties for indemnification shall be recovered initially from the Escrow Account until such time as the Escrow Account has been terminated or the funds therein fully utilized. Subject to Section 10.3.2(b), Real Property Seller, Seller and Shareholder shall remain liable under this Section 10 notwithstanding the expiration or termination'of the Escrow Account or full utilization of the funds therein.

                  10.8. NEGLIGENCE OF INDEMNIFIED PARTY. THE INDEMNIFICATION PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE NEGLIGENCE OF THE INDEMNIFIED PARTY IS ALLEGED OR PROVEN; PROVIDED, HOWEVER, THAT RECOVERY OF AN INDEMNIFIEDPARTY HEREUNDER FOR A PARTICULAR CLAIM SHALL BE ADJUSTED TO THE EXTENT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY IN RESPECT OF SUCH CLAIM.

         11.      Termination of Agreement.

                  11.1.  Events of  Termination.  This  Agreement  (except as to
Section 13 hereof) shall terminate prior to the Closing Date and be of no further force or effect between the parties hereto, except as to liability arising out of a breach of this Agreement, upon the occurrence of any of the following:

                           11.1.1.  Misrepresentation by Real Property Seller,
Seller or Shareholder. By Buyer at its election immediately upon the expiration of ten days from the date that Buyer has given notice to Real Property Seller, Seller or Shareholder of any material misrepresentation or material breach of or material failure to satisfy timely on any of their parts any condition, warranty, representation or agreement contained herein, unless Seller, Real Property Seller or Shareholder shall have cured such misrepresentation, breach or failure within such ten day period.

                           11.1.2.  Misrepresentations by Buyer and Real
Property Buyer. By Real Property Seller, Seller and Shareholder at their election immediately upon the expiration of ten days from the date that Real Property Seller, Seller and Shareholder have given notice to Buyer and Real Property Buyer of any material misrepresentation or material breach of or material failure to satisfy timely any condition, warranty, representation or agreement on the part of Buyer and Real Property Buyer contained herein, unless Buyer and Real Property Buyer shall have cured such misrepresentation, breach or failure within such ten day period.

                           11.1.3.  Expiration of Time.  By either Real Property
Seller, Seller and Shareholder on the one hand, or Buyer and Real Property Buyer, on the other hand, immediately if the Closing shall not have taken place by the later of [May 31], 2000 or the expiration of the applicable ten day period set forth in Sections 11.1.1 and 11.1.2 herein, other than due to the failure of the party seeking to terminate this Agreement to comply fully with its material obligations under this Agreement.

                  11.2. Events of Termination. The termination of this Agrepment will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

         12.      Miscellaneous Provisions.

                  12.1. CONSTRUCTION.. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW.

                  12.2. Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when sent to the party to whom addressed by registered or certified mail, return receipt requested, postage prepaid, by overnight courier, with the fees therefore prepaid or billed to the sender, or by telecopy, telegram, telex or wire (if promptly confirmed by mail or overnight courier as provided above) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to Buyer and Real Property Buyer:

                                            Pacific Logistics, L.P.
                                            19840 S. Rancho Way
                                            Dominguez Hills, California 90020
                                            Attn: C. Philip Evans
                                            Facsimile No.: (310) 900-7050

         With copies to:                    Gibson, Dunn & Crutcher LLP
                                            One Montgomery Street
                                            Telesis Tower, 26th Floor
                                            San Francisco, California 94104-4505
                                            Attn: Kenneth R. Lamb, Esq.
                                            Facsimile No.: (415) 986-5309

         If to Real Property Seller, Seller or Shareholder:

                                            Alford Refrigerated Warehouses, Inc.
                                            318 Cadiz Street
                                            Dallas, Texas 75207
                                            Facsimile No.: (214) 426-0245

         With copies to:                    Castor Capital Corporation
                                            3500 Dufferin Street
                                            Suite 300
                                            Downsview, Ontario M3K IN2
                                            CANADA
                                            Facsimile No.:__________________

         With copies to:                    Jenkens & Gilchrist, P.C.
                                            1400 Frost Bank Tower
                                            100 W. Houston Street
                                            San Antonio, Texas 78205
                                            Attn: J. Scott Rose, Esq.
                                            Facsimile No. (210) 246-5999


                  12.3. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that Buyer and Real Property Buyer shall have the right to assign all of its rights and obligations under this Agreement to any direct or indirect affiliate of Buyer, provided that such affiliate agrees to assume all Buyees obligations under this Agreement, and provided that such transfer shall not discharge Buyer from its obligation hereunder unless Real Property Seller and Seller consent to such discharge; and provided, further, that Buyer and Real Property Buyer may assign its rights hereunder for security purposes to any financing institution extending credit to

Buyer and Real Property Buyer or any of their affiliates. Real Property Buyer may assign all or part of its rights or delegate all or part of its duties under this Agreement, without the prior written consent of Seller or Real Property Seller, to a qualified intermediary chosen by the Real Property Buyer to structure all or part of the transactions contemplated hereby as a like-kind exchange of property covered by Section 1031 of the Code (provided that no such assignment by the Real Property Buyer shall in any way operate to enlarge, alter or change any obligations due to Seller or Real Property Seller, or relieve the Real Property Buyer of its obligations hereunder if such qualified intermediary fails to perform such obligations, with the understanding that the Real Property Buyer and Buyer shall be jointly and severally liable with such qualified intermediary for any nonperformance of the Real Property Buyer's obligations hereunder.

                  12.4.  No Third  Party  Beneficiaries.  Except as set forth in
Section 10 hereto, nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

                  12.5. Amendments and Waivers. This Agreement and all Exhibits and Schedules hereto may be modified only by a written instrument duly executed by each party. No condition to any party's obligations and no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party whose obligations are subject to such condition or who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

                  12.6. Survival. The covenants, agreements, warranties and representations entered into or made pursuant to this Agreement, irrespective of any investigation made by or on behalf of any party, shall be continuing and shall survive the Closing, subject to Section 10.3.


                  12.7. Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute or otherwise, and the election by a party of one or more remedies shall not constitute a waiver of the party's right to pursue any other available remedies.

                  12.8. Binding Nature of Agreement. The Agreement includes each of the Schedules and Exhibits which are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and permitted assigns.

                  12.9. Expenses. Except as otherwise set forth herein, the costs and expenses of Real Property Seller, Seller and Shareholder shall be home by Real Property Seller, Seller and Shareholder. Except as otherwise set forth herein, the costs and expenses of Buyer and Real Property Buyer shall be borne by Buyer and Real Property Buyer.

                  12.10. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  12.11. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                  12.12. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  12.13. Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

                  12.14. Legal Fees and Expenses.. If any legal action or any arbitration or other proceeding is brought for the enforcement of this
Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover actual and reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. "Prevailing party" within the meaning of this Section 12.14 includes, without limitation, the party who agrees to dismiss an action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         13.      Arbitration.

                  13.1. Agreement to Arbitrate. Except as expressly provided herein, all disputes between Buyer and Real Property Buyer, on the one hand, and Seller, Real Property Seller and Shareholder, on the other hand, arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this Section 13 shall, to the fullest extent permitted by law, be solely and finally settled by a sole arbitrator, as set forth below (the "Arbitrator"). THE ARBITRATION PROCEEDINGS SHALL BE HELD IN DALLAS, TEXAS9 AND EXCEPT AS OTHERWISE MAY BE PROVIDED IN THIS SECTION 13, THE ARBITRATION PROCEEDINGS SHALL BE CONDUCTED PURSUANT TO AND IN ACCORDANCE WITH THE TEXAS GENERAL ARBITRATION ACT, TEX. CIV. PRAC. & REM. CODE ss. 171.000 ET SEQ. (VERNON 1996) ("TGAA") AND THE COMMERCIAL ARBITRATION RULES (THE "AAA RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"), TO THE EXTENT THE AAA RULES ARE NOT INCONSISTENT WITH THE TGAA (THE TGAA AND THE AAA RULES ARE COLLECTIVELY REFERRED TO AS THE "ARBITRATION RULES").

                  13.2. Notice of Arbitration. If Buyer or Real Property Buyer, on the one hand, or Seller, Real Property Seller or Shareholder, on the other hand, determines to submit a dispute to arbitration pursuant to this Section 13 such party shall furnish the AAA and the other party(s) with a dated, written statement indicating (i) such party's intent to commence arbitration proceedings pursuant to this Section 13, (ii) the name and address of such party and a designated officer or agent thereof, (iii) the nature, with reasonable detail, of the dispute, (iv) the remedy such party will seek and (v) any other information required under the Arbitration Rules.

                  13.3. Selection of Arbitrator. The Arbitrator, who shall be selected in accordance with the procedures of the AAA, shall be a retired or former judge of any Federal court appointed under Article III of the United States Constitution who presided in a court located in the State in which the arbitration is conducted.

                  13.4. Award Final. To the extent permissible under applicable law, the parties hereto agree that the award of the Arbitrators shall be final and shall not be subject to judicial review, except as permitted by Texas law. Judgment on the arbitration award may be entered and enforced. in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

                  13.5. Availability of Injunctive Relief. Any party hereto may request a court of competent jurisdiction to grant provisional injunctive relief to such party solely for the purpose of maintaining the status quo until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof

         14.      Submission to Jurisdiction; Agent for Service.

         EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF HARRIS, STATE OF TEXAS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT EXECUTED HEREUNDER, OTHER THAN ANY ACTION OR PROCEEDING REQUIRED BY SECTION 13 TO BE SUBMITTED TO ARBITRATION, SHALL BE LITIGATED IN SUCH COURTS, AND EACH OF THE PARTIES WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON COIVVENIENS TO THE CONDUCT OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS TO ALL SUCH SERVICE OF PROCESS MADE IN THE MANNER SET FORTH IN SECTION 12.2.

Nothing contained in this Section 14 shall affect the right of any party to serve legal process on any other party in any other manner permitted by law. Nothing contained in this Section 14 shall affect the obligations of the parties with respect to the arbitration of disputes under Section 13.

                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              PACIFIC LOGISTICS, L.P.




                              By:        Pacific CS Management, Inc., as General
                                         Partner

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                               P&O COLD PROPERTIES II, LLC



                                          By:___________________________________
                                          Name: ________________________________
                                          Title: _______________________________


                               ALFORD REFRIGERATED WAREHOUSES, INC.



                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


                               LAPORTE PROPERTIES, LLC



                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                CASTOR CAPITAL CORPORATION




                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

         IN WfINESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              PACIFIC LOGISTICS, L.P.



                              By:        Pacific CS Management, Inc., as General
                                         Partner

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                              P&O COLD PROPERTIES II, LLC



                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________


                               ALFORD REFRIGERATED WAREHOUSES, INC.



                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________





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